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                                                                    Exhibit 99.1


                           [E-SYNC NETWORKS GRAPHIC]

   E-Sync Networks Signs Letter of Intent with Charles River Consultants for
                           Formation of Joint Venture
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[E-SYNC NETWORKS GRAPHIC]

         FINANCIAL ANALYSTS/INVESTORS: Juan Dominguez/Dian Griesel Ph.D.
                   The Investor Relations Group, New York, NY
                                  212-825-3210
                             MEDIA: Deirdre Fletcher
                                  203-601-3275
 ------------------------------------------------------------------------------

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   E-Sync Networks Signs Letter of Intent with Charles River Consultants for
                           Formation of Joint Venture


TRUMBULL, CT, JUNE 15, 2001 - E-Sync Networks, Inc. (NASDAQ: ESNI; www.esyncnetworks.com), a leading provider of e-business infrastructure products and services, today announced it had entered into a non-binding letter of intent with CRC, Inc. to create a new joint venture entity that will expand the menu of services and capabilities available to both E-Sync's and CRC's customers. The parties agreed to negotiate towards a transaction through which E-Sync would transfer its business and substantially all of its assets to the new joint entity, which would be majority owned by E-Sync. CRC would simultaneously then transfer business and assets substantially equal in projected revenues to the entity. It is anticipated that the joint venture would commence operations with approximately $16 million in annualized revenues subject to future growth potential.

Certain terms of the letter of intent are intended to be binding, including the payment of a break-up fee to CRC under certain circumstances in the event a definitive agreement is not executed by July 30, 2001. E-Sync has terminated the previously-announced letters of intent for potential transactions with SpaceLogix, Inc and Howard Systems International.

As part of the proposed transaction, CRC would also:

    a) Enter into a secured loan agreement with E-Sync providing a loan commitment of $2 million, of which $250,000 (secured by the assets of E-Sync) has already been funded pursuant to the letter of intent. As further consideration for the loan, E-Sync would issue warrants to CRC equal to 10% of E-Sync's capital stock on a fully diluted basis, determined as of the close of business on the date of the closing of the transaction. The exercise price for the warrants would be at a discount to market.
    b) Provide E-Sync with a 51% interest in the joint venture subsidiary.

    c) Subject to the terms of the letter of intent, retain an option to purchase up to an additional 17% interest in the joint venture subsidiary. As long as there is no change of control as defined in the letter of intent or bankruptcy of E-Sync, and E-Sync is not in default with respect to the loan, CRC would not be permitted to exercise this option for 18 months and shall give E-Sync at least 60 days' notice of its intention to exercise the option. This option will be exercisable for five years from the closing of the sale, or if later, until two years after the loan is repaid in full.


"I am very excited about the opportunity for growth that this joint venture will provide to E-Sync" said Michael A. Clark, President and COO of E-Sync. "This agreement represents a partnering between two well established technology companies. Both E-Sync and CRC have been providing IT services in their respective markets for over 20 years. Each of the companies brings to the joint venture well-earned reputations, with long-term relationships with their clients."


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                           [E-SYNC NETWORKS GRAPHIC]

   E-Sync Networks Signs Letter of Intent with Charles River Consultants for
                           Formation of Joint Venture
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According to Joshua Wurzburger, President of CRC, "We expect this joint venture will enhance our ability to provide a wide array of technology services to our Fortune 500 client-base, including leading edge messaging, systems management, and security products, with a state-of-art secure data center and highly regarded Professional Services group to design and implement these solutions. CRC and E-Sync represent an excellent combination in infrastructure service delivery as well as developing and hosting a variety of secure messaging services."

ABOUT E-SYNC NETWORKS, INC.

Headquartered in Trumbull, CT with offices in New York and the U.K., E-Sync Networks, Inc. (NASDAQ: ESNI) provides an array of e-business infrastructure products and services, including: B2B integration solutions; IT infrastructure and network design and implementation; reliable, high-quality messaging; and, secure, high-performance hosting. E-Sync Networks has an extensive corporate client base, including Briggs & Stratton, Discover Financial Services, Ford(TM), IVANS, Johnson & Johnson, Pepsi(TM), Perkin Elmer, Purdue Pharma, Ralston Purina and Travelers Insurance. The company's largest stockholder is New York-based venture fund Commercial Electronics Capital Partnership, LP (CECAP). CECAP (www.cellc.com) is a partner of TRW, Inc. (NYSE: TRW) established solely to create independent businesses founded on TRW technologies in markets outside of TRW's strategic interests. More information can be found on the Internet at www.esyncnetworks.com.

ABOUT CRC

Charles River Consultants (www.crc.net), established in 1978, provides System Management and Integration Services, Technical Help Desk, Application Development and High Definition Media services to Major Corporations. A few of the vertical markets include: Financial Services, Communications and Entertainment. CRC has 145 employees in its professional services and infrastructure outsourcing practice in New York City as well as a Help Desk facility in St. Johns, Newfoundland, Canada and a development center in Bangalore, India.




                                      # # #

Certain of the above statements contained in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Actual results, events, and circumstances (including future performance, results, and trends) could differ materially from those set forth in such statements due to various factors, risks, and uncertainties, including, but not limited to, risks associated with the Company's future growth and operating results, the uncertainty of market acceptance of the Company's products, technological change, competitive factors, and general economic conditions. Except as otherwise required to be disclosed in periodic reports required to be filed by companies registered under the Exchange Act by rules of the Securities and Exchange Commission, the Company has no duty and undertakes no obligation to update such statements.